SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                            HAEMONETICS CORPORATION
               (Exact name of issuer as specified in its charter)

Massachusetts                                   04-2882273
--------------------------    --------------------------------------
State of Incorporation           (IRS Employer Identification Number)

          400 Wood Road, Braintree, Massachusetts 02184 (781) 848-7100 (Address and telephone number of Principal Executive Offices)

                             HAEMONETICS CORPORATION
                          2000 Long-Term Incentive Plan
                            (Full title of the Plan)

           Alicia R. Lopez, Senior Vice President and General Counsel
                             Haemonetics Corporation
                                  400 Wood Road
                         Braintree, Massachusetts 02184
                                 (781) 848-7100
            (Name, address and telephone number of agent for service)


                                    Copy to:

                                Mary Ellen O'Mara
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110


                         CALCULATION OF REGISTRATION FEE


                                            Proposed Maximum     Proposed Maximum        Amount
Title of Securities     Amount to Be         Offering Price      Aggregate               of Registration
to be registered        Registered (1)       Per Share           Offering Price          Fee
-----------------     --------------         ---------           -------------           ------------

Common Stock, par value         108,000       $30.1875             $3,260,250
$.01 per share

Common Stock, par value       3,392,000       $32.50              $110,240,000
                              ---------                            -----------
$.01 per share

Total                         3,500,000                           $113,500,250          $28,376


(1) Also registered hereunder are such additional number of shares of common stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.


(2) The registration fee has been calculated with respect to 3,392,000 of the shares registered on the basis of the closing price of $32.50 on the New York Stock Exchange on April 30, 2001; and with respect to the remaining 108,000 shares registered on the basis of the price at which options may be exercised.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

       The Company hereby incorporates by reference the documents listed in (a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

       (a) The Company's latest annual report filed pursuant to Section
13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains either directly or by incorporation by reference audited financial statements for the Company's latest fiscal year for which such statements have been filed.

       (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the Prospectus referred to in (a) above.

       (c) The description of the Company's Common Stock which is contained in the Registration Statement filed by the Company under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities

       Inapplicable

Item 5.  Interests of Named Experts and Counsel

       The financial statements and schedules incorporated by reference in this Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

       The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Company by Hutchins, Wheeler & Dittmar, a Professional Corporation, Boston, Massachusetts.

Item 6.  Indemnification of Directors and Officers

       Section 67 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts provides as follows:

       "Section 67. Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

       No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

       The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

       A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability."

       Article XXIX of the By-Laws of the Company provides as follows:

                                  ARTICLE XXIX

                     Indemnification of Directors and Others

       Section 29.1 Definitions For purposes of this Article XXIX:
       (a) "Director/officer" means any person who is serving or has served as a Director, officer or employee of the Corporation appointed or elected by the Board of Directors or the stockholders of the Corporation, or any Director, officer or employee of the Corporation who is serving or has served at the request of the Corporation as a Director, officer, trustee, principal, partner, member of a committee, employee or other agent of any other organization, or in any capacity with respect to any employee benefit plan of the Corporation or any of its subsidiaries.

       (b) "Proceeding" means any action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened in or before any court, tribunal, administrative or legislative body or agency, and any claim which could be the subject of a Proceeding.

       (c) "Expense" means any fine or penalty, and any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in connection with a Proceeding. The term "Expense" shall include any taxes or penalties imposed on a Director/officer with respect to any employee benefit plan of the Corporation or any of its subsidiaries.

       Section 29.2  Right to Indemnification
       Except as limited by law or as provided in Sections 29.3 and 29.4 of this
Article XXIX, each Director/officer (and his heirs and personal representatives) shall be indemnified by the Corporation against any Expense incurred by him in connection with each Proceeding in which he is involved as a result of his serving or having served as a Director/officer.

       Section 29.3  Indemnification not Available
       No indemnification shall be provided to a Director/officer with respect to a Proceeding as to which it shall have been adjudicated that he did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation, or, to the extent that such Proceeding relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

       Section 29.4  Compromise or Settlement
       In the event that a Proceeding is compromised or settled so as to impose any liability or obligation on a Director/officer or upon the Corporation, no indemnification shall be provided as to said Director/officer with respect to such Proceeding if such Director/officer shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation, or, to the extent that such Proceeding relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

       Section 29.5  Advances
       The Corporation shall pay sums on account of indemnification in advance of a final disposition of a Proceeding upon receipt of an undertaking by the Director/officer to repay such sums if it is subsequently established that he is not entitled to indemnification pursuant to Sections 29.3 and 29.4 hereof, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

       Section 29.6  Not Exclusive
       Nothing in this Article XXIX shall limit any lawful rights to indemnification existing independently of this Article 29.

       Section 29.7  Insurance
       The provisions of this Article XXIX shall not limit the power of the Board of Directors to authorize the purchase and maintenance of insurance on behalf of any Director/officer against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article XXIX.

Item 7.         Exemption from Registration Claimed

                Inapplicable

Item 8.           Exhibits

Number   Description

        4A        Haemonetics Corporation 2000 Long-Term Incentive Plan

        5 Opinion of Hutchins, Wheeler & Dittmar, a Professional Corporation, as to legality of shares being registered and consent.

       23 Consents of Experts - included in Registration Statement under heading "Consent of Independent Public Accountants."

Item 9.         Undertakings

       The undersigned Registrant hereby undertakes the following:

       (a)        The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Braintree, Massachusetts on April 27, 2001.

                                           HAEMONETICS CORPORATION


                                           By:  S/James L. Peterson
                                                -------------------
                                                James L. Peterson
                                                President

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                      Date

s/Sir Stuart Burgess                Chairman of the Board       April 27, 2001
----------------------------
Sir Stuart Burgess                  of Directors

s/James L. Peterson                 President, Chief Executive  April 27, 2001
----------------------------
James L. Peterson                   Officer, Director

s/Ronald J. Ryan                    Senior Vice President and   April 27, 2001
-----------------------------
Ronald J. Ryan                      Chief Financial
                                    Officer (Principal Financial
                                    and Accounting Officer)

s/Yutaka Sakurada                   Senior Vice President --    April 27, 2001
-----------------------------
Yutaka Sakurada                     Haemonetics Corporation
                                    and President -- Haemonetics
                                    Japan, Director

s/Donna C. E. Williamson            Director                   April 27, 2001
-----------------------------
Donna C. E. Williamson

s/Harvey G. Klein, M.D.             Director                   April 27, 2001
-------------------------------
Harvey G. Klein, M.D.

s/Benjamin L. Holmes                Director                   April 27, 2001
------------------------------
Benjamin L. Holmes

s/Ronald G. Gelbman                 Director                   April 27, 2001
------------------------------
Ronald G. Gelbman

s/N. Colin Lind                     Director                   April 27, 2001
-------------------------------
N. Colin Lind

                          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 24, 2000, included in Haemonetics Corporation's Form 10-K for the year ended April 1, 2000 and to all references to our Firm included in this registration statement.

                                                     ARTHUR ANDERSEN LLP


Boston, Massachusetts,
April 27, 2001